As filed with the Securities and Exchange Commission on March 18, 2005
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VISEON, INC.

(Exact name of registrant as specified in its charter)

Nevada	41-1767211
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8445 Freeport Parkway, Suite 245
Irving, Texas    75063
(Address of principal executive offices) (Zip Code)

1994 Stock Plan
(Full title of the plan)

John C. Harris	Copy to:
President and Chief Executive Officer	Lance M. Hardenburg
Viseon, Inc.	Hallett & Perrin, P.C.
8445 Freeport Parkway, Suite 245	2001 Bryan St., Suite 3900
Irving, Texas 75063	Dallas, Texas 75201
(972) 906-6310
(Name, address and telephone number
including area code of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities	Amount to be	Proposed maximum	Proposed maximum	Amount of
to be registered	registered(1)(2)	offering price per share(3)	aggregate offering price(3)	registration fee(4)
Common Stock, $.01 par value	1,600,000 shares	$1.58	$2,528,000	$297.55

(1)	Consists of shares of common stock of Viseon, Inc. (the “Company”) to be issued upon exercise of awards under the Company’s 1994 Stock Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(2)	Pursuant to Rule 416, this registration statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(3)	Estimated solely for purpose of calculating the registration fee as reported on the OTC Bulletin Board on March 14, 2004.

(4)	Calculated by multiplying 0.0001177 by the proposed maximum aggregate offering price.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Information specified in Part I of Form S-8 (Items 1and 2) will be sent or given to the Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The registrant hereby incorporates by reference in this registration statement the following documents previously filed by the Company with the Securities and Exchange Commission (the “Commission”):

(1)	The registrant’s Annual Report on Form 10-KSB filed with the Commission for the fiscal year ended June 30, 2004;

(2)	The registrant’s Quarterly Reports on Form 10-QSB filed with the Commission for the fiscal quarters ended September 30, 2004 and December 31, 2004; and

(3)	The description of the Common Stock of the registrant set forth in the registration statement on Form 8-A contained in the latest registration statement filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents filed by the registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this registration statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Section 78.7502 of the Nevada General Corporation Law (“NGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. With respect to actions or suits by or in the right of the corporation, section 78.7502 provides that a corporation may indemnify those serving in the capacities mentioned above against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred in connection with the defense or settlement of the action or suit, provided that such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

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Section 78.751 of the NGCL provides that the articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending an action, suit or proceeding must be paid by the corporation in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he is not entitled to be indemnified by the corporation. Section 78.751 further provides that indemnification and advancement of expense provisions contained in the NGCL shall not be deemed exclusive of any rights to which a director, officer, employee or agent may be entitled, whether contained in the articles of incorporation or any by-law, agreement, vote of stockholders or disinterested directors or otherwise, provided, however, that no indemnification may be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

The registrant’s Bylaws permit indemnification in accordance with Section 78.751 of the NGCL. The registrant’s Articles of Incorporation and Bylaws limit the personal liability of a director to the corporation or its stockholders to damages for breach of the director’s fiduciary duty.

The registrant has entered into indemnification agreements with each of its executive officers and its directors. The registrant also maintains a directors’ and officers’ liability insurance policy insuring directors and officers of the registrant for covered losses as defined in the policy.

Item 7. Exemption from Registration Claimed.

      None

Item 8. Exhibits

    The following documents are filed as a part of this registration statement.

5.1*	Opinion of Hallett & Perrin.

23.1*	Consent of Hallett & Perrin (included in their opinion filed as Exhibit 5.1 hereto).

23.2*	Consent of Virchow, Krause & Company, LLP.

24*	Power of Attorney (included with signature page of this Registration Statement).

*	Filed herewith.

Item 9. Undertakings.

(a)	The registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

(A) To include any prospectus required by section 10(a)(3) of the Securities Act;

(B) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(C) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(A) and (a)(1)(B) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-

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effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, Texas, on March 16, 2005.

VISEON, INC.
By:	/s/ John C. Harris
John C. Harris
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Robert A. Wolf and John C. Harris, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto each of said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person hereby ratifying and confirming that each of said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates included:

Signature	Capacity	Date

/s/ John C. Harris	President and	March 16, 2005
John C. Harris	Chief Executive Officer
(Principal Executive Officer)

/s/ Robert A. Wolf	Chief Financial Officer	March 16, 2005
Robert A. Wolf	(Principal Financial Officer)

/s/ Gerard Dube	Director	March 16, 2005
Gerard Dube

/s/ John O’Donnell	Director	March 16, 2005
John O’Donnell

/s/ Charles Rey	Director	March 16, 2005
Charles Rey

/s/ Brian Day	Director	March 16, 2005
Brian Day

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INDEX TO EXHIBITS

Exhibit	Description of Exhibit

5.1*	Opinion of Hallett & Perrin.

23.1*	Consent of Hallett & Perrin (included in their opinion filed as Exhibit 5.1 hereto).

23.2*	Consent of Virchow, Krause & Company, LLP, independent registered public accounting firm.

24*	Power of Attorney (included with signature page of this Registration Statement).

*	Filed herewith.

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